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                                                                  EXHIBIT 10.F.1

                             AMENDMENT NO. 1 TO THE
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

        Pursuant to Section 9.1 of the El Paso Energy Corporation Stock Option Plan for Non-Employee Directors, Amended and Restated Effective as of January 20, 1999 (the "Plan"), the Plan is hereby amended as follows, effective July 16, 1999:

        Section 3 is amended to read as follows:

                    "SECTION 3   ADMINISTRATION OF THE PLAN

        Unless otherwise determined by the Board and subject to Section 9, the Plan shall be administered by a management committee (the "Plan Administrator") consisting of the Chief Executive Officer of the Company and such other senior officers as the Chief Executive Officer shall designate. The Plan Administrator shall interpret the Plan, shall prescribe, amend and rescind rules relating to the Plan from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan."


    IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 16th day of July, 1999.


                                EL PASO ENERGY CORPORATION


                                By:  /s/ Joel Richards III
                                    ----------------------------
                                    Joel Richards III
                                    Executive Vice President

Attest:


/s/ David L. Siddall
--------------------
Corporate Secretary